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                                                                   EXHIBIT 10.18

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is entered into on February 19, 2002, by and between THE WACKENHUT CORPORATION, a Florida corporation (the "Company"), and Richard R. Wackenhut (the "Executive").

                             PRELIMINARY STATEMENTS

         A. The parties previously entered into an Employment Agreement dated March 17, 2000 (the "Original Agreement").

         B. The parties wish to amend the Original Agreement as provided herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Except as expressly amended herein, the Original Agreement that was entered into as of March 17, 2000, remains in full force and effect. Without limiting the foregoing, the anniversary date of the Original Agreement contemplated in Section 1.b thereof shall remain March 17th. Unless otherwise defined, capitalized terms used herein shall have the meanings given to them in the Original Agreement.

         2. Section 5 of the Original Agreement is hereby amended by deleting the text therein in its entirety and replacing it with the following text:

         "5. TERMINATION BY THE COMPANY. In the event the Company terminates Executive's employment for any reason other than death, the Company shall pay the Special Termination Payment (as defined in Section 8 below) to the Executive within ten days after said termination. In addition, upon such termination, (i) the Company shall continue to provide the Executive with the Executive Benefits at no cost the Executive in no less than the same amounts and on the same terms and conditions that would have applied had he remained employed by the Company for the remainder of the Employment Term, (ii) all awards granted pursuant to The Wackenhut Corporation Employee Long-Term Incentive Stock Plan and any other unvested stock options or other interests the Executive holds in the Company's stock or the stock of a subsidiary of the Company shall become fully vested, all restrictions on restricted stock units shall lapse, and all performance targets with respect to performance units or shares will be deemed to have been met as of the date the Executive's employment is terminated, (iii) the Company shall transfer all of its interest in any automobile used by



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         the Executive pursuant to the Executive Automobile Policy and shall pay the balance of any outstanding loans or leases on such automobile (whether such obligations are those of the Executive or the Company) so that the Executive owns the automobile outright (in the event such automobile is leased, the Company shall pay the residual cost of such lease), (iv) the Company shall pay to the Executive, within 10 days after said termination, the present value of all cash payments pursuant to the Amended and Restated Senior Officer Retirement/Deferred Compensation Agreement entered into between the Company and the Executive dated March 17, 2000 (the "Deferred Compensation Agreement") as if the Executive had remained employed with the Company through the Retirement Date defined therein (the "Deferred Compensation Payoff"), in full satisfaction of the Company's obligations under the Deferred Compensation Agreement (the present value represented by the Deferred Compensation Payoff referred to above shall be calculated using a discount rate equal to the lower of the rate provided for in Code
         Section 280G(d)(4), or six and one-half percent (6.5%), and without regard to any mortality factors or related probabilities), (v) the Company shall pay to the Executive, within 10 days after said termination, an amount equal to the sum of (a) the dollar value of vacation time that would have been credited to the Executive pursuant to the Company's Vacation Policy dated August 1, 1997, Number HR 350 (the "Vacation Policy") if the Executive had remained employed by the Company through the "Anniversary Date" (as defined in the Vacation Policy) immediately following his termination of employment, multiplied by a fraction, the numerator of which is the number of days which elapsed from the Executive's Anniversary Date immediately preceding the date of termination through the date of such termination, and the denominator of which is 365, plus (b) the dollar value of vacation time which the Executive was entitled to have taken immediately prior to the Executive's termination, which was not in fact taken by the Executive; the dollar value of vacation time referred to above shall be equal to the amount which would have been paid to the Executive by the Company during such vacation time had the vacation time in fact been taken by the Executive immediately prior to the Executive's termination, and
         (vi) the Company shall pay to the Executive, within 10 days after said termination, additional compensation in an amount equal to $670,000
         (the "Special Consideration Payment").

         2. Section 8.a of the Original Agreement is hereby amended by deleting the text therein in its entirety and replacing it with the following text:

         "a. EQUALIZATION PAYMENT. If any of the Special Termination Payment will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed), the Company shall also pay to the Executive in cash an additional amount (the "Excise Tax Gross-up Payment") such that the net amount retained by the Executive after deduction from the Special Termination Payment and the Excise Tax Gross-up Payment of any Excise Tax imposed upon the Special Termination Payment and any federal, state, local and other taxes (including income taxes, payroll taxes, Excise Tax and any other taxes) imposed upon the Excise Tax Gross-up Payment shall be equal to the original amount of the Special Termination Payment, prior to deduction of any Excise Tax imposed with respect to the Special Termination Payment. The Excise Tax Gross-Up Payment is intended to place the Executive in the same economic position he would have been in if the Excise Tax did not apply. The Excise Tax Gross-up Payment shall be paid to the Executive in full, at the time the Special Termination Payment is paid pursuant to this Agreement. For purposes of determining the Excise Tax Gross-up Payment pursuant to this Section 8.a, the Special Termination Payment shall also include any amounts which would be considered "Parachute Payments" (within the meaning of Section 280G(b)(2) of the Code) to the Executive, including, but not limited to, all items listed in Section 5 of this Agreement to the extent that they are considered to be Parachute Payments such that the Company will absorb the full cost of any Excise Tax thereon and all taxes relating to the Company's absorption of any Excise Taxes."

         3. Section 8.b of the Original Agreement is hereby amended by deleting all references therein to "Gross-up Payment" and replacing all such references with "Excise Tax Gross-up Payment."

         4. Sections 8.c and 8.d of the Original Agreement are hereby amended by deleting the text therein in its entirety and replacing it with the following text:

         "c. TAX CALCULATION. Simultaneously with the Company's payment of the Special Termination Payment, the Company shall deliver to the Executive a written statement specifying the total amount of all payments provided for in this Agreement, together with all supporting calculations. If the Executive disagrees with the Company's calculation of any of said payments, the Executive shall submit to the Company, no later than 30 days after receipt of the Company's calculations, a written notice advising the Company of the disagreement and setting forth his calculation of said payments. The Executive's failure to submit such notice within such period shall be conclusively deemed to be an agreement by the Executive as to the amount of said payments. If the Company agrees with the Executive's calculations, it shall pay any shortfall to the Executive within 20 days after receipt of such a notice from the Executive, together with interest thereon accruing at the rate of 18 percent per annum, compounded monthly, from the original due date of the Special Termination Payment through the actual date of payment of said shortfall. If the Company does not agree with the Executive's calculations, it shall provide the Executive with a written notice within 20 days after the receipt of the Executive's calculations advising the Executive that the disagreement is to be referred to an independent accounting firm for resolution. Such disagreement shall be referred to an independent "Big 5" accounting firm which is not the regular accounting firm of the Company and which is agreed to by the Company and the Executive within 10 days after issuance of the

         Company's notice of disagreement (if the parties cannot agree on the identity of the accounting firm which is to resolve the dispute, the accounting firm shall be selected by means of a coin toss conducted in Palm Beach County, Florida by counsel to the Executive on the first business day after such 10 day period in such manner as such counsel may specify). The accounting firm shall review all information provided to it by the parties and submit a written report setting forth its calculation of the amounts provided for in this Agreement within 15 days after submission of the matter to it, and such decision shall be final and binding on all of the parties. The fees and expenses charged by said accounting firm shall be paid by the Company. If the amount of the payment actually paid by the Company was less than the amount calculated by the accounting firm, the Company shall pay the shortfall to the Executive within 5 days after the accounting firm submits its written report, together with interest thereon accruing at the rate of 18 percent per annum, compounded monthly, from the original due date of the Special Termination Payment through the actual date of payment of said shortfall.

         d. SUBSEQUENT RECALCULATION. In the event the Internal Revenue Service imposes an Excise Tax that is greater than the Excise Tax assumed for purposes of calculating the Excise Tax Gross-up Payment, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole in accordance with the principles set forth above, including any interest and penalties which may be imposed."

         5. New Section 21 is hereby added to the Original Agreement as follows:

         "21. NON-COMPETITION. In the event that Executive's employment is terminated pursuant to Sections 5, 6 or 7 hereof and Executive timely receives payment of the Special Termination Payment which is due to him, the Special Consideration Payment and other amounts due to him under this Agreement or otherwise, Executive agrees that for a period of 12 months after such termination of employment he shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business (a "Competitive Operation") which competes with any business conducted by the Company, or by any group, division or subsidiary of the Company for which the Executive has had responsibility, in any area where such business is being conducted at the time of such termination. It is understood and agreed that, for the purposes of the foregoing provisions of this Section 21, no business which is conducted by the Company at the time of the Executive's termination and which subsequently is sold or discontinued by the Company shall be deemed to be a Competitive Operation within the meaning of this Section 21. Ownership of an amount not to exceed five percent (5%) of the voting stock of any publicly held corporation shall not constitute a violation hereof. If Executive breaches this Section 21, the Company will be entitled to recover the Special Consideration Payment from the Executive and any additional damages it may incur in accordance with applicable law."

         6. New Section 22 is hereby added to the Original Agreement as follows:



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         "22. EXAMPLES. The operation of this Agreement is illustrated by the example set forth in Exhibit A attached hereto. Said example is not intended to limit the manner in which amounts payable hereunder are to be calculated. If other tax rates, taxes or other charges are applicable, the calculations shall be adjusted to achieve the same economic result to the Executive such that the Executive receives all payments under this Agreement free of costs represented by Excise Taxes or any taxes relating to the absorption by the Company of Excise Taxes. The assumptions set forth in said example are for illustrative purposes only, and have no relationship to the actual amounts that may apply under this Agreement."

         7. Exhibit A attached hereto is added as Exhibit A to the Original Agreement.

         8. This Amendment, the Original Agreement and the documents referred to herein and therein constitute the entire agreement of the parties and supersede all other agreements, both oral and written, between the parties with respect to the subject matter hereof and any previous understandings or modifications relating to the foregoing documents, whether oral, written or otherwise.

                         [Signatures on Following Page]



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


         IN WITNESS WHEREOF, the parties have caused this Amendment to be effective as of the date first written above.

                                      THE WACKENHUT CORPORATION

                                      By: /s/ G. R. Wackenhuut
                                          -------------------------------------
                                      Name:  G. R. Wackenhuut
                                           ------------------------------------
                                      Title: Chairman of the Board
                                            -----------------------------------

                                      EXECUTIVE

                                      /s/ Richard R. Wackenhut
                                      -----------------------------------------
                                      Richard R. Wackenhut

                                    EXHIBIT A
                                   PAGE 1 OF 2

         This example assumes the following:

         (i) the Executive receives payments under this Agreement (other than the Deferred Compensation Payoff) and otherwise upon a termination equal to $17,250,000;

         (ii) the amount of the Deferred Compensation Payoff is $2,000,000;

         (iii) the total amount properly allocable for federal tax purposes to Executive's covenant not to compete is $3,000,000;

         (iv) the foregoing payments, other than the amounts allocable to the covenant not to compete, are "parachute payments" under Code Section 280G(b)(2)(A) and will require payment of an Excise Tax Gross-up Payment;

         (v) the Executive's base amount under Code Section 280G(b)(3)(A) is $1,350,000;

         (vi) the present value of the deferred compensation payments due to the Executive pursuant to the Deferred Compensation Agreement for purposes of Code
Section 280G is $1,400,000; and

         (vii) payments made to the Executive under this Agreement are subject to a maximum federal income tax rate under Code section 1 of 38.6%, a payroll tax under Code section 3101 of 1.45%, and, to the extent of excess parachute payments, an excise tax under Code section 4999 of 20%, and no other taxes are applicable.

         Under these assumptions, the Excise Tax Gross-up Payment is $6,758,448.06. The calculation of this amount is set forth in the table set forth on the following page 2 of this Exhibit A.


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                                    EXHIBIT A
                                   PAGE 2 OF 2

--------------------------------------------------------------------------------------------------------------------
                    A                       B                      C                    D                 E
--------------------------------------------------------------------------------------------------------------------
   1         BASE AMOUNT (GIVEN)          TOTAL PAYMENTS   AMOUNT ALLOCABLE TO     INCREASED PV OF       EXCISE TAX
                                     RECEIVED OTHER THAN   NON-COMPETE (GIVEN)            DEFERRED         GROSS-UP
                                   DEFERRED COMPENSATION                          COMPENSATION FOR          PAYMENT
                                          PAYOFF (GIVEN)                             280G PURPOSES       ((B2-C2+D2
                                                                                           (B5-A5)        -A2)XB12)
--------------------------------------------------------------------------------------------------------------------
   2                   1,350,000              17,250,000             3,000,000             600,000     6,758,448.06
--------------------------------------------------------------------------------------------------------------------
   3
--------------------------------------------------------------------------------------------------------------------
   4        PV OF PAYMENTS UNDER   DEFERRED COMPENSATION
           DEFERRED COMPENSATION   PAYOFF AMOUNT (GIVEN)
              AGREEMENT FOR 280G
                PURPOSES (GIVEN)
--------------------------------------------------------------------------------------------------------------------
   5                   1,400,000               2,000,000
--------------------------------------------------------------------------------------------------------------------
   6
--------------------------------------------------------------------------------------------------------------------
   7             INCOME TAX RATE                 0.38600
--------------------------------------------------------------------------------------------------------------------
   8            PAYROLL TAX RATE                 0.01450
--------------------------------------------------------------------------------------------------------------------
   9         TAX RATE W/O EXCISE                 0.40050
                       TAX B7+B8
--------------------------------------------------------------------------------------------------------------------
   10            EXCISE TAX RATE                 0.20000
--------------------------------------------------------------------------------------------------------------------
   11          TOTAL TAX RATE ON                 0.60050
              PARACHUTE PAYMENTS
                          B9+B10
--------------------------------------------------------------------------------------------------------------------
   12        EXCISE TAX GROSS-UP            0.5006257822
          MULTIPLIER B10/(1-B11)
--------------------------------------------------------------------------------------------------------------------
   13        Note: references to
             letters and numbers
           (such as "B9") are to
            cells in this table.
--------------------------------------------------------------------------------------------------------------------

